UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2011

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 28, 2011, GameTech International, Inc. (the "Company") received notice that the NASDAQ Stock Market, LLC (“Nasdaq”) had approved the Company’s application to transfer its common stock from the Nasdaq Global Market (the "Global Market") to the Nasdaq Capital Market (the "Capital Market"). The Company's common stock began trading on the Capital Market, and ceased trading on the Global Market, at the opening of business, February 1, 2011. The trading symbol for the Company's common stock remains "GMTC."  According to Nasdaq, the Capital Market operates in substantially the same manner as the Global Market. Securities listed on the Capital Market satisfy all applicable qualification requirements for Nasdaq securities and all companies listed on the Capital Market must meet certain financial requirements and adhere to Nasdaq 's corporate governance standards.

As previously disclosed, the Company received a notification from Nasdaq on August 3, 2010 stating that the Company was not in compliance with the minimum bid price for continued listing set forth in Nasdaq Listing Rule 5450(a)(1), which requires listed companies to maintain a minimum bid price of $1.00.  At that time, the Company was provided 180 calendar days, or until January 31, 2011, to regain compliance with the minimum bid price requirement by meeting the $1.00 per share minimum closing bid price for ten consecutive business days during the 180-day grace period.

The bid price of the Company’s common stock did not close at or above $1.00 per share for ten consecutive trading days within the initial 180-day grace period.  To avoid delisting, the Company, at the recommendation of Nasdaq, filed an application to transfer the listing of its common stock from the Global Market to the Capital Market, which was approved by Nasdaq on January 28, 2011.  In connection with the transfer to the Capital Market, on February 1, 2011, Nasdaq notified the Company that it had granted the Company an additional 180 calendar days, or until August 1, 2011, to regain compliance with the $1.00 per share minimum closing bid price requirement.  There can be no assurance that the Company will achieve compliance with this continued listing requirement. If compliance with this rule cannot be demonstrated by August 1, 2011, the Nasdaq staff will provide written notification that the Company’s securities are subject to delisting. At that time, the Company may appeal the staff’s determination to a Nasdaq Listing Qualifications Panel.

On February 2, 2011, the Company issued a press release reporting the receipt of notification from Nasdaq regarding approval of the Company's application to list its common stock on the Capital Market. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

The Exhibits included as part of this Current Report are listed in the attached Exhibit Index. The Exhibit Index, together with the Exhibits listed therein, is incorporated herein by this reference.

(d) Exhibits.

Exhibit Number	Description
Exhibit 99.1	Press release dated February 2, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:           /s/ James Robertson
James Robertson
Vice President and General Counsel

Dated:  February 2, 2011